EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of S1 Corporation (the “Company”), hereby each certify as follows:

     To the knowledge of the undersigned, the Quarterly Report on Form 10-Q of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated this 14th day of August 2003.

/s/ Jaime W. Ellertson

Jaime W. Ellertson, Chief Executive Officer

/s/ Matthew Hale

Matthew Hale, Chief Financial Officer